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                                                                      Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-20275, 33-48178, 33-57327, 33-40652 and 33-40653 and Form
S-3 Nos. 33-52115 and 33-59113) and in the related Prospectuses of our report dated January 23, 1997 with respect to the consolidated financial statements of Southwest Airlines Co. for the year ended December 31, 1996 included in its Current Report on Form 8-K dated February 24,1997, filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP

Dallas, TX                                            /s/ ERNST & YOUNG LLP
February 20, 1997